EXHIBIT 11

                         DATAKEY, INC. AND SUBSIDIARY
                       COMPUTATION RE: EARNINGS PER SHARE
                                   (UNAUDITED

                                                            Three Months Ended
                                                           April 1,    April 2,
                                                               1995        1994
Earnings
     Net Income(loss)                                       $81,629    ($91,909)

Primary Earnings(Loss) Per Share
     Shares:
     Weighted average number of common
        shares outstanding                                2,829,570   2,829,070
     Assuming conversion of preferred stock                 150,000           0
     Assuming exercise of options and warrants
        reduced by the number of shares which
        could have been purchased with the
        proceeds from exercise of such options
        and warrants (treasury stock
        method) using average market price                      852           0

         Weighted average number of
             common and common equivalent
             shares outstanding                            2,980,422  2,829,070
Primary Earnings (Loss) Per share                              $0.03     ($0.03)

Fully Diluted Earnings(Loss) Per Share
     Shares:
     Weighted average number of common
        shares outstanding                                 2,829,570  2,829,070
     Assuming conversion of preferred stock                  150,000          0
     Assuming exercise of options and warrants
        reduced by the number of shares which
        could have been purchased with the
        proceeds from exercise of such options
        and warrants (treasury stock
        method) using ending market price                      1,379          0

         Weighted average number of
             common and common equivalent
             shares outstanding                            2,980,949  2,829,070

Fully Diluted Earnings(Loss) Per Share                         $0.03     ($0.03)